EX-17(c)

PROXY

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

WILMINGTON TAX-EXEMPT MONEY MARKET FUND

TO BE HELD ON             , 2016

The undersigned, revoking any and all previous proxies, hereby appoint(s) Michael D. Daniels, John D. McDonnell, and David M. Schneyer, and each of them, proxies of the undersigned with full power of substitution to vote all shares of the Wilmington Tax-Exempt Money Market Fund (the “Fund”), which the undersigned is entitled to vote at a Special Meeting of Shareholders of the Fund to be held at 3:00 p.m. Eastern Time on             , 2016, at the principal executive offices of the Wilmington Funds (the “Trust”), located at 111 South Calvert Street, 26th Floor, Baltimore, Maryland 21202, and at any adjournments thereof. All powers may be exercised by two or more of said proxy holders or substitutes voting or acting or, if only one votes and acts, then by that one. This proxy shall be voted on the proposal described in the Combined Prospectus/Proxy-Information Statement as specified on the reverse side. Receipt of the Notice of Special Meeting of Shareholders and the accompanying Combined Prospectus/ Proxy-Information Statement is hereby acknowledged. This proxy is solicited on behalf of the Board of Trustees of the Trust on behalf of the Fund.

If more than one of the proxies, or their substitutes, are present at the Meeting or any adjournment thereof, they jointly (or, if only one is present and voting then that one) shall have authority and may exercise all powers granted hereby. This Proxy, when properly executed, will be voted in accordance with the instructions marked by the undersigned on the reverse side. If no specification is made, this proxy will be voted “FOR” the proposal listed herein and in the discretion of the proxies upon such other business as may properly come before the Meeting.

Please vote, date and sign on reverse side and return promptly in enclosed envelope.

Important Notice Regarding the Availability of Proxy Materials for the Wilmington Funds’ Shareholder Meeting to Be Held on             , 2016. The Combined Prospectus/Proxy-Information Statement for this meeting is available at: www.proxyvote.com

EVERY SHAREHOLDER’S VOTE IS IMPORTANT

Proxy Tabulator

P.O. Box 9112

Farmingdale, NY 11735

	TO VOTE BY TELEPHONE		TO VOTE BY INTERNET		TO VOTE BY MAIL
1)	Read the Combined Prospectus/Proxy-Information Statement and have the card below at hand	1)	Read the Combined Prospectus/Proxy-Information Statement and have the card below at hand	1)	Read the Combined Prospectus/Proxy-Information Statement
2)	Call toll-free 1-800-690-6903	2)	Log on to www.proxyvote.com	2)	Check the appropriate box on the card below
3)	Follow the recorded instructions	3)	Follow the instructions provided on the website	3)	Sign and date proxy card
				4)	Return promptly in the enclosed envelope

To Vote, Mark Blocks Below in Blue or Black Ink as follows:

KEEP THIS PORTION FOR YOUR RECORDS.

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS ONLY VALID WHEN SIGNED AND DATED.

WILMINGTON TAX-EXEMPT MONEY MARKET FUND

PLEASE SIGN, DATE AND RETURN YOUR

PROXY TODAY

Shareholders of record as of the close of business on             , 2016 are entitled to vote at the special meeting or any adjournment thereof.

The Board of Trustees of the Wilmington Funds recommends that you cast your vote FOR the proposal below as further described in the Combined Prospectus/Proxy-Information Statement:

To approve a Plan of Reorganization providing for the (i) transfer of substantially all of the assets and liabilities of the Wilmington Tax-Exempt Money Market Fund (the “Target Fund”), a series of Wilmington Funds, to the Wilmington U.S. Government Money Market Fund, (the “Acquiring Fund”), a series of Wilmington Funds, in exchange for shares of the corresponding class of the Acquiring Fund; (ii) the distribution of the shares of the corresponding class of the Acquiring Fund to the shareholders of the Target Fund in liquidation of the Target Fund; and (iii) the liquidation of the Target Fund as an investment company under the Investment Company Act of 1940, as amended.	FOR ☐	AGAINST ☐	ABSTAIN ☐

PLEASE DATE AND SIGN NAME OR NAMES BELOW AS PRINTED ABOVE TO AUTHORIZE THE VOTING OF YOUR SHARES AS INDICATED ABOVE. PERSONS SIGNING AS EXECUTOR, ADMINISTRATOR, TRUSTEE OR OTHER REPRESENTATIVE SHOULD GIVE FULL TITLE AS SUCH.

Signature [PLEASE SIGN WITHIN BOX]	Date

WE URGE YOU TO SIGN, DATE AND MAIL THE ENCLOSED PROXY PROMPTLY

KEEP THIS PORTION FOR YOUR RECORDS.